Exhibit 21
SUBSIDIARIES OF REGISTRANT

		Percentage
		of Voting
		Securities
	Jurisdiction of	Owned by its
	Incorporation	Immediate
	or Organization	Parent(2)

American International Group, Inc. (Registrant)(1)	Delaware		(3)
AIG Aviation, Inc.	Georgia	100
AIG Bulgaria Insurance and Reinsurance Company EAD	Bulgaria	100
AIG Capital Corporation	Delaware	100
AIG Consumer Finance Group, Inc.	Delaware	100
AIG Bank Polska S.A.	Poland	97.23
AIG Credit S.A.	Poland	80
Compania Financiera Argentina S.A.	Argentina	92.7
AIG Finance Holdings, Inc.	New York	100
AIG Finance (Hong Kong) Limited	Hong Kong	100
AIG Global Asset Management Holdings Corp.	Delaware	100
AIG Asset Management Services, Inc.	Delaware	100
Brazos Capital Management, L.P.	Delaware	92
AIG Capital Partners, Inc.	Delaware	100
AIG Equity Sales Corp.	New York	100
AIG Global Investment Corp.	New Jersey	100
International Lease Finance Corporation	California	64.85	(4)
AIG Global Real Estate Investment Corp.	Delaware	100
AIG Credit Corp.	Delaware	100
A.I. Credit Corp.	New Hampshire	100
Imperial Premium Finance, Inc.	California	100
Imperial Premium Finance, Inc.	Delaware	100
AIG Egypt Insurance Company, S.A.E.	Egypt	89.98
AIG Federal Savings Bank	Delaware	100
AIG Financial Advisor Services, Inc.	Delaware	100
AIG Financial Advisor Services (Europe), S.A.	Luxembourg	100
AIG Financial Products Corp.	Delaware	100
AIG Matched Funding Corp.	Delaware	100
Banque AIG	France	90	(5)
AIG Funding, Inc.	Delaware	100
AIG Global Trade & Political Risk Insurance Company	New Jersey	100
A.I.G. Golden Insurance Ltd.	Israel	50.01
AIG Life Insurance Company	Delaware	79	(6)
AIG Life Insurance Company of Canada	Canada	100
AIG Life Insurance Company of Puerto Rico	Puerto Rico	100
AIG Liquidity Corp.	Delaware	100
AIG Marketing, Inc.	Delaware	100
AIG Memsa, Inc.	Delaware	100	(7)
Tata AIG General Insurance Company Limited	India	26
AIG Private Bank Ltd.	Switzerland	100
AIG Retirement Services, Inc.	Delaware	100	(8)
SunAmerica Life Insurance Company	Arizona	100
SunAmerica Investments, Inc.	Georgia	70	(9)
AIG Advisor Group, Inc.	Maryland	100
Advantage Capital Corporation	New York	100
FSC Securities Corporation	Delaware	100
Royal Alliance Associates, Inc.	Delaware	100
Sentra Securities Corporation	California	100
Spelman & Co., Inc.	California	100
SunAmerica Securities, Inc.	Delaware	100
AIG SunAmerica Life Assurance Company	Arizona	100	(10)
AIG SunAmerica Asset Management Corp.	Delaware	100
AIG SunAmerica Capital Services, Inc.	Delaware	100
First SunAmerica Life Insurance Company	New York	100
AIG Risk Management, Inc.	New York	100
AIG Technologies, Inc.	New Hampshire	100

220 : FORM 10-K

SUBSIDIARIES OF REGISTRANT (continued)

		Percentage
		of Voting
		Securities
	Jurisdiction of	Owned by its
	Incorporation	Immediate
	or Organization	Parent(2)

AIGTI, Inc.	Delaware	100
AIG Trading Group Inc.	Delaware	100
AIG International, Inc.	Delaware	100
AIU Insurance Company	New York	52	(11)
AIU North America, Inc.	New York	100
American General Corporation	Texas	100
American General Bancassurance Services, Inc.	Illinois	100
AGC Life Insurance Company	Missouri	100
AIG Assurance Canada	Canada	100	(7)
AIG Life of Bermuda, Ltd.	Bermuda	100
American General Life and Accident Insurance Company	Tennessee	100
American General Life Insurance Company	Texas	100
American General Annuity Service Corporation	Texas	100
AIG Enterprise Services, LLC	Delaware	100
American General Equity Services Corporation	Delaware	100
American General Life Companies, LLC	Delaware	100
The Variable Annuity Life Insurance Company	Texas	100
VALIC Retirement Services Company	Texas	100
VALIC Trust Company	Texas	100
American General Property Insurance Company	Tennessee	51.85	(12)
American General Property Insurance Company of Florida	Florida	100
AIG Annuity Insurance Company	Texas	100
The United States Life Insurance Company in the City of New York	New York	100
American General Finance, Inc.	Indiana	100
American General Auto Finance, Inc.	Delaware	100
American General Finance Corporation	Indiana	100
MorEquity, Inc.	Nevada	100
Wilmington Finance, Inc.	Delaware	100
Merit Life Insurance Co.	Indiana	100
Yosemite Insurance Company	Indiana	100
CommoLoCo, Inc.	Puerto Rico	100
American General Financial Services of Alabama, Inc.	Alabama	100
American General Investment Management Corporation	Delaware	100
American General Realty Investment Corporation	Texas	100
American General Assurance Company	Illinois	100
American General Indemnity Company	Illinois	100
USLIFE Credit Life Insurance Company of Arizona	Arizona	100
Knickerbocker Corporation	Texas	100
American Home Assurance Company	New York	100
AIG Domestic Claims, Inc.	Delaware	50	(13)
AIG Hawaii Insurance Company, Inc.	Hawaii	100
American Pacific Insurance Company, Inc.	Hawaii	100
American International Insurance Company	New York	100
American International Insurance Company of California, Inc.	California	100
American International Insurance Company of New Jersey	New Jersey	100
Minnesota Insurance Company	Minnesota	100
American International Realty Corp.	Delaware	31.5	(14)
Pine Street Real Estate Holdings Corp.	New Hampshire	31.47	(14)
Transatlantic Holdings, Inc.	Delaware	33.45	(15)
Transatlantic Reinsurance Company	New York	100
Putnam Reinsurance Company	New York	100
Trans Re Zurich	Switzerland	100
American International Insurance Company of Delaware	Delaware	100
American International Life Assurance Company of New York	New York	77.52	(16)

FORM 10-K :  221

SUBSIDIARIES OF REGISTRANT (continued)

		Percentage
		of Voting
		Securities
	Jurisdiction of	Owned by its
	Incorporation	Immediate
	or Organization	Parent(2)

American International Reinsurance Company, Ltd.	Bermuda	100
AIG Edison Life Insurance Company	Japan	90	(17)
American International Assurance Company, Limited	Hong Kong	100
American International Assurance Company (Australia) Limited	Australia	100
American International Assurance Company (Bermuda) Limited	Bermuda	100
American International Assurance Co. (Vietnam) Limited	Vietnam	100
Tata AIG Life Insurance Company Limited	India	26
Nan Shan Life Insurance Company, Ltd.	Taiwan	95
American International Underwriters Corporation	New York	100
American International Underwriters Overseas, Ltd.	Bermuda	100
AIG Europe (Ireland) Limited	Ireland	100
AIG Europe (U.K.) Limited	England	100
AIG Brasil Companhia de Seguros	Brazil	50
Universal Insurance Co., Ltd.	Thailand	100
La Seguridad de Centroamerica, Compania de Seguros S.A.	Guatemala	100
La Meridional Compania Argentina de Seguros	Argentina	100
American International Insurance Company of Puerto Rico	Puerto Rico	100
A.I.G. Colombia Seguros Generales S.A.	Colombia	100
American International Underwriters GmBH	Germany	100
Underwriters Adjustment Company, Inc.	Panama	100
American Life Insurance Company	Delaware	100
AIG Life (Bulgaria) Z.D. A.D	Bulgaria	100
ALICO, S.A	France	100
First American Polish Life Insurance and Reinsurance Company, S.A.	Poland	100
Inversiones Interamericana S.A. (Chile)	Chile	100
Pharaonic American Life Insurance Company	Egypt	71.63
Unibanco AIG Seguros S.A.	Brazil	47.81	(18)
AIG Life Insurance Company (Switzerland) Ltd.	Switzerland	100
American Security Life Insurance Company, Ltd.	Lichtenstein	100
Birmingham Fire Insurance Company of Pennsylvania	Pennsylvania	100
China America Insurance Company, Ltd.	Delaware	50
Commerce and Industry Insurance Company	New York	100
Commerce and Industry Insurance Company of Canada	Ontario	100
Delaware American Life Insurance Company	Delaware	100
Hawaii Insurance Consultants, Ltd.	Hawaii	100
HSB Group, Inc.	Delaware	100
The Hartford Steam Boiler Inspection and Insurance Company	Connecticut	100
The Hartford Steam Boiler Inspection and Insurance Company of Connecticut	Connecticut	100
HSB Engineering Insurance Limited	England	100
The Boiler Inspection and Insurance Company of Canada	Canada	100
The Insurance Company of the State of Pennsylvania	Pennsylvania	100
Landmark Insurance Company	California	100
Mt. Mansfield Company, Inc.	Vermont	100

222 : FORM 10-K

SUBSIDIARIES OF REGISTRANT (continued)

		Percentage
		of Voting
		Securities
	Jurisdiction of	Owned by its
	Incorporation	Immediate
	or Organization	Parent(2)

National Union Fire Insurance Company of Pittsburgh, Pa.	Pennsylvania	100
American International Specialty Lines Insurance Company	Alaska	70	(19)
Lexington Insurance Company	Delaware	70	(19)
AIG Centennial Insurance Company	Pennsylvania	100
AIG Premier Insurance Company	Pennsylvania	100
AIG Indemnity Insurance Company	Pennsylvania	100
AIG Preferred Insurance Company	Pennsylvania	100
AIG Auto Insurance Company of New Jersey	New Jersey	100
JI Accident & Fire Insurance Co. Ltd.	Japan	50
National Union Fire Insurance Company of Louisiana	Louisiana	100
National Union Fire Insurance Company of Vermont	Vermont	100
21st Century Insurance Group	California	33.03	(20)
21st Century Insurance Company	California	100
21st Century Casualty Company	California	100
21st Century Insurance Company of the Southwest	Texas	100
Starr Excess Liability Insurance Company, Ltd.	Delaware	100
Starr Excess Liability Insurance International Ltd.	Ireland	100
NHIG Holding Corp.	Delaware	100
Audubon Insurance Company	Louisiana	100
Audubon Indemnity Company	Mississippi	100
Agency Management Corporation	Louisiana	100
The Gulf Agency, Inc.	Alabama	100
New Hampshire Insurance Company	Pennsylvania	100
AIG Europe, S.A.	France	(21)
AI Network Corporation	Delaware	100
American International Pacific Insurance Company	Colorado	100
American International South Insurance Company	Pennsylvania	100
Granite State Insurance Company	Pennsylvania	100
New Hampshire Indemnity Company, Inc.	Pennsylvania	100
AIG National Insurance Company, Inc.	New York	100
Illinois National Insurance Co.	Illinois	100
New Hampshire Insurance Services, Inc.	New Hampshire	100
AIG Star Life Insurance Co., Ltd	Japan	100
The Philippine American Life and General Insurance Company	Philippines	99.78
Pacific Union Assurance Company	California	100
Philam Equitable Life Assurance Company, Inc.	Philippines	95.31
Philam Insurance Company, Inc.	Philippines	100
Risk Specialist Companies, Inc.	Delaware	100
United Guaranty Corporation	North Carolina	36.31	(22)
United Guaranty Insurance Company	North Carolina	100
United Guaranty Mortgage Insurance Company	North Carolina	100
United Guaranty Mortgage Insurance Company of North Carolina	North Carolina	100
United Guaranty Partners Insurance Company	Vermont	80
United Guaranty Residential Insurance Company of North Carolina	North Carolina	100
United Guaranty Residential Insurance Company	North Carolina	75.03	(23)
United Guaranty Commercial Insurance Company of North Carolina	North Carolina	100
United Guaranty Mortgage Indemnity Company	North Carolina	100
United Guaranty Credit Insurance Company	North Carolina	100
United Guaranty Services, Inc.	North Carolina	100

(1)	All subsidiaries listed are consolidated in the accompanying financial statements. Certain subsidiaries have been omitted from the tabulation. The omitted subsidiaries, when considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.
(2)	Percentages include directors’ qualifying shares.
(3)	The common stock is owned approximately 12.0 percent by Starr International Company, Inc., 1.8 percent by C.V. Starr & Co., Inc. and 2.0 percent by The Starr Foundation.
(4)	Also owned 35.15 percent by National Union Fire Insurance Company of Pittsburgh, Pa.
(5)	Also owned 10 percent by AIG Matched Funding Corp.
(6)	Also owned 21 percent by Commerce and Industry Insurance Company.
(7)	Indirect wholly-owned subsidiary.

FORM 10-K :  223

SUBSIDIARIES OF REGISTRANT (continued)

(8)	Formerly known as AIG SunAmerica Inc.
(9)	Also owned 30 percent by AIG Retirement Services, Inc.

(10)	Formerly known as Anchor National Life Insurance Company.
(11)	Also owned eight percent by The Insurance Company of the State of Pennsylvania, 32 percent by National Union Fire Insurance Company of Pittsburgh, Pa. and eight percent by Birmingham Fire Insurance Company of Pennsylvania.
(12)	Also owned 48.15 percent by American General Life and Accident Insurance Company.
(13)	Also owned 50 percent by The Insurance Company of the State of Pennsylvania.
(14)	Also owned by 11 other AIG subsidiaries.
(15)	Also owned 25.95 percent by AIG.
(16)	Also owned 22.48 percent by American Home Assurance Company.
(17)	Also owned ten percent by a subsidiary of American Life Insurance Company.
(18)	Also owned 1.7 percent by American International Underwriters Overseas, Ltd. and .48 percent by American Home Assurance Company.
(19)	Also owned 20 percent by The Insurance Company of the State of Pennsylvania and ten percent by Birmingham Fire Insurance Company of Pennsylvania.
(20)	Also owned 16.85 percent by American Home Assurance Company, 6.34 percent by Commerce and Industry Insurance Company and 6.34 percent by New Hampshire Insurance Company.
(21)	100 percent to be held with other AIG companies.
(22)	Also owned 45.88 percent by National Union Fire Insurance Company of Pittsburgh, Pa., 16.95 percent by New Hampshire Insurance Company and 0.86 percent by The Insurance Company of the State of Pennsylvania.
(23)	Also owned 24.97 percent by United Guaranty Residential Insurance Company of North Carolina.

224 : FORM 10-K